EX-99.B(e)nwpartamend1

EXHIBIT A AMENDMENT NO. 5

This Amendment No. 5 to Exhibit A corresponds to the Fund Participation Agreement dated
December 1, 2000 and is effective November 5, 2003.

FUNDS
W&R Target Funds, Inc.
Asset Strategy Portfolio
Balanced Portfolio
Bond Portfolio
Core Equity Portfolio (formerly, Income Portfolio)
Dividend Income Portfolio
Global Natural Resources Portfolio
Growth Portfolio
High Income Portfolio
International Portfolio
International II Portfolio
Limited-Term Bond Portfolio
Micro Cap Growth Portfolio
Money Market Portfolio
Mortgage Securities Portfolio
Real Estate Securities Portfolio
Science and Technology Portfolio
Small Cap Growth Portfolio
Small Cap Value Portfolio
Value Portfolio

VARIABLE ACCOUNTS OF NATIONWIDE
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Nationwide Variable Account-14
Nationwide Variable Account-15
Nationwide Variable Account-16
Nationwide Variable Account-17
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide Private Placement Variable Account
Nationwide Private Placement Variable Account-2
Nationwide DC Variable Account
Nationwide DC Variable Account-II
NACo Variable Account
Nationwide Governmental Plans Variable Account
Nationwide Governmental Plans Variable Account-II
Nationwide Qualified Plans Variable Account
Ohio DC Variable Account

NATIONWIDE LIFE INSURANCE COMPANY	WADDELL & REED SERVICES COMPANY
AND NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY
By: Michael D. Strohm
Title: President
By: William G. Goslee
Title: Vice President

W&R Target Funds, Inc.
WADDELL & REED, INC.

By: Henry J. Herrmann
By: Thomas W. Butch	Title: President
Title: Executive Vice President